UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2025

Verona Pharma plc

(Exact name of registrant as specified in its charter)

United Kingdom	001-38067	98-1489389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 More London Riverside

London SE1 2RE

United Kingdom

(Address of principal executive offices) (Zip Code)

+44 203 283 4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.05 per share*	VRNA	The Nasdaq Global Market

* The ordinary shares are represented by American Depositary Shares (each representing 8 ordinary shares), which are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 24, 2025, Verona Pharma plc (the “Company”) held a meeting of shareholders convened with the permission of the High Court of Justice of England and Wales (the “Court” and, such meeting, the “Court Meeting”) and a general meeting of shareholders (the “General Meeting” and, together with the Court Meeting, the “Shareholder Meetings”), in each case in connection with the previously announced transaction whereby Vol Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of Merck Sharp & Dohme LLC, a New Jersey limited liability company, will acquire the entire issued and to be issued share capital of the Company (the “Transaction”) pursuant to a scheme of arrangement under Part 26 of the Companies Act 2006 (the “Scheme of Arrangement”). The Company filed its Definitive Proxy Statement on Schedule 14A for the proposals voted on at the Shareholder Meetings with the Securities and Exchange Commission on August 18, 2025, as supplemented on September 9, 2025 (the “Definitive Proxy Statement”).

As of 6:30 p.m. (U.K. time) on September 22, 2025, the voting record time for the Shareholder Meetings, the Company’s issued share capital consisted of 703,189,462 ordinary shares carrying one vote each. Holders of 561,232,893 ordinary shares of the Company were represented in person or by proxy at the Court Meeting. Holders of 561,119,962 ordinary shares of the Company were represented in person or by proxy at the General Meeting, which constituted a quorum for purposes of the General Meeting. All votes at both the Court Meeting and the General Meeting were conducted on a poll.

The final results of voting on each of the items submitted to a vote of the Company’s shareholders at the Court Meeting and the General Meeting are set forth below.

The consummation of the Transaction remains subject to closing conditions, including the sanction of the Scheme of Arrangement by the Court.

Court Meeting

Scheme Proposal: To approve and give effect to the Scheme of Arrangement.

The Company’s shareholders approved the proposal with the following results:

FOR	AGAINST
558,377,989	2,854,904

Of the 54 registered shareholders voting on the proposal, 53 registered shareholders, or 98.15% of those voting, voted in favor of the proposal and 1 registered shareholder, or 1.85% of those voting, voted against the proposal.

General Meeting

Special Resolution: To (i) authorize the Board of Directors of the Company to take all action necessary or appropriate for carrying the Scheme of Arrangement into effect and (ii) make certain amendments to the articles of association of the Company in order to facilitate the Transaction.

The Company’s shareholders approved the special resolution with the following results:

FOR	AGAINST	WITHHELD
555,121,378	2,757,680	3,240,904

Ordinary Resolution: To approve, in accordance with Section 14A of the Exchange Act, on an advisory, non-binding basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Transaction and the agreements or understandings pursuant to which such compensation may be paid or become payable.

The Company’s shareholders approved the ordinary resolution (on a non-binding, advisory basis) with the following results:

FOR	AGAINST	WITHHELD
450,663,738	104,385,363	6,070,861

Further information regarding each of the foregoing proposals is set forth in the Definitive Proxy Statement.

Item 7.01 Regulation FD Disclosure.

Results Announcement Press Release

On September 24, 2025, the Company issued a press release announcing the results of the Shareholder Meetings and an updated expected timetable of principal events. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference and constitutes a part of this report.

The information included under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Court Sanction Hearing Timing and Attendance

The hearing at which the Court will be asked to sanction the Scheme of Arrangement (the “Court Sanction Hearing”) has been scheduled for October 6, 2025 and will be held at The Royal Courts of Justice, The Rolls Building, 7 Rolls Buildings, London EC4A 1NL, United Kingdom. Details of the Court Sanction Hearing will be available on the Court service website on the day before the Court Sanction Hearing. Holders of ordinary shares in the Company are entitled to attend the Court Sanction Hearing, should they wish to do so, in person or through counsel.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated September 24, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERONA PHARMA PLC

Date: September 24, 2025	By:	/s/ David Zaccardelli, Pharm. D.
	Name:	David Zaccardelli, Pharm. D.
	Title:	President and Chief Executive Officer